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                                                                 EXHIBIT 10.1(b)

     AMENDMENT, made as of the 26th day of May 1998, by and between PROVIDENCE AND WORCESTER RAILROAD COMPANY, a Massachusetts corporation, (the "Company") and MASSACHUSETTS CAPITAL RESOURCES COMPANY ("MCRC").

     WHEREAS, the Company and MCRC have entered into a certain Secured Subordinated Note and Warrant Purchase Agreement, dated as of December 19, 1995, (the "Purchase Agreement") pursuant to which the Company issued and sold to MCRC its Secured Subordinated Notes, due December 31, 2005, in the original aggregate principal amount of $5,000,000 and Common Stock Purchase Warrants exercisable for 200,000 shares of the Company's Common Stock; and

     WHEREAS, the Company has requested that MCRC amend certain portions of the Purchase Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree with each other as follows:

     1. Clause (v) of Section 4.02(f) of the Purchase Agreement is hereby amended in its entirely to read as follows:

         "(v) other loans, advances and investments; provided that the aggregate amount of all such other loans, advances and investments does not exceed, at any one time outstanding, ten percent (10%) of the Consolidated Net Worth of the Company as of the end of its then most recent fiscal quarter; and

     2. Clause (iii) of Section 4.02(g) of the Purchase Agreement is hereby amended in its entirety to read as follows:

         (iii)  making cash distributions to its stockholders, or"

     3. MCRC hereby releases any and all security interest which it may have had under that certain Security Agreement, dated December 19, 1995 from the Company and MCRC and the Company hereby agree that said Security Agreement is hereby terminated and of no further force or effect.

     4. The Company represents and warrants to MCRC that, as of the date hereof, there exists no Event of Default (as that term is defined in the Purchase Agreement) nor any event which, but for the requirement that notice be given or time elapse or both, would constitute an Event of Default under the Purchase Agreement.

     5. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall have the effect of a sealed instrument.

     6. The Purchase Agreement, as herein amended, is hereby ratified and confirmed.

     7. The Company agrees to promptly pay the reasonable fees and out-of-pocket expenses of Testa, Hurwitz & Thibeault, LLP, counsel for MCRC, in connection with this Amendment.

     8. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereby may execute this Amendment by signing any such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment as of the date first above written.

                                   PROVIDENCE AND WORCESTER RAILROAD COMPANY



                                   By: /s/ Orville R. Harrold
                                      ------------------------------------------
                                      Orville R. Harrold, President


                                   MASSACHUSETTS CAPITAL RESOURCE COMPANY



                                   By: /s/ Richard W. Anderson
                                      ------------------------------------------
                                      Richard W. Anderson, Senior Vice President